EXHIBIT 10.6

                            PHOTO CONTROL CORPORATION

                             1983 STOCK OPTION PLAN

                                    AMENDMENT

                                FEBRUARY 23, 1996


The Photo Control Corporation 1983 Stock Option Plan (the "Plan") is amended by addition of the following sections entitled "Change in Control," "Retirement" and "Forfeiture":

Change in Control

         Notwithstanding any other provision of the Plan, in the event of a Change in Control all outstanding options shall become fully exercisable and vested, unless otherwise determined by the Board of Directors.

         A "Change in Control" shall be deemed to occur in the event:

         (a) that during any 24 consecutive months the individuals who, at the beginning of such period, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that any individual who was not a director at the beginning of such 24-month period whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors also shall be an Incumbent Director;

         (b) the Board of Directors or the stockholders of the Company shall approve any merger, consolidation or recapitalization of the Company or of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where:

         (i) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be, or of its ultimate parent corporation, if any (the "Surviving Corporation") and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation, or

         (ii) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation;

         (c) the Board of Directors or the stockholders of the Company shall approve any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or any plan or proposal for the liquidation or dissolution of the Company; or,

         (d) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 30% or more of either (i) the then outstanding shares of the Company's Common Stock or
(ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided that, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely as the result of an acquisition of securities directly from the Company (not including any conversion of a security that was not acquired directly from the Company).

         For purposes of this section:

         (a) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided that Person shall not include the Company or any employee benefit plan of the Company;

         (b) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of such corporation; and

         (c) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

         The provisions of this section shall supersede any other provisions of the Plan which may conflict with this section including, but not limited to the provisions of the section entitled , "Company Recapitalization, Liquidation, Reorganization, Etc."

Retirement

         Notwithstanding any prior Plan provision regarding termination of options, this provision shall govern an optionee's rights in the event of retirement from employment or directorship with the Company.

         In the event of an optionee's retirement from employment or directorship with the Company, unless otherwise indicated in an optionee's Stock Option Agreement, options held by the optionee may be exercised, to the extent exercisable on the date of retirement, until the earlier of the twelve-month anniversary of the optionee's retirement or the expiration of the option.

Forfeiture

         The purpose of the Company's Stock Option Plan is to attract, retain, and reward employees, to increase stock ownership and identification with the Company's interests, and to provide incentive for remaining with the Company over the long term. To further theses objectives, options granted under the Plan shall be subject to the following forfeiture provisions unless otherwise indicated in an optionee's Stock Option Agreement.

         1. Forfeiture of option gain if optionee leaves the Company within one year of exercise. If an optionee exercises any portion of an option and leaves the employment of the Company within one year after such exercise for any reason except death, disability or normal retirement, then the optionee shall pay the Company the Option Gain defined as both (a) the cash bonus received from the Company, if any, and (b) the gain represented by the market price on the date of exercise less the exercise price, multiplied by the number of shares purchased without regard to any subsequent market price decrease or increase.

         2. Forfeiture of option gain and unexercised options if optionee engages in certain activities. If at any time within

         (a) the original term of an option,
         (b) three years after termination of employment, or
         (c) three years after exercise of any portion of an option, whichever is latest, the optionee engages in any activity in competition with any activity of the Company, or adverse or harmful to the interests of the Company, including but not limited to

         (a) conduct related to the optionee's employment for which either criminal or civil penalties against the optionee may be sought,
         (b) violation of Company policies, including, without limitation, the Company's insider trading policy,
         (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company,
         (d) disclosing or misusing any confidential information or material concerning the Company, or
         (e) participating in a hostile takeover attempt, then all unexpired options held by the optionee shall terminate effective upon the date on which the optionee engages in such activity, unless terminated earlier by operation of another term or condition of the Plan or the Stock Option Agreement, and the optionee shall pay the Company any Option Gain as defined in paragraph 1 of this section.

         3. Right of Setoff. The Company shall have a right of setoff against any amounts the Company may owe the optionee from time to time (including wages, vacation pay, other compensation, fringe benefits or any other amounts owed), to the extent of the amounts owed by the optionee to the Company under paragraphs 1 and 2 of this section.

         4. Board Discretion. The optionee may be released from the obligations under this forfeiture section only if the Board of Directors, or its duly appointed agent, determines in its sole discretion that such action is in the best interests of the Company.